Exhibit 5.1

23 March 2020

Matter No.828756

Doc Ref: 105359389

852 2842 9530

Richard.Hall@conyersdill.com

E-Home Household Service Holdings Limited

9th Floor, 14 Block, Haixi Baiyue Cheng

Cangshan District, Fuzhou

Fujian Province

People’s Republic of China

Attn: the board of directors

Dear Sirs,

Re: E-Home Household Service Holdings Limited (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on form F-1 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of (i) Ordinary Shares par value US$0.0001 each (the “Ordinary Shares”, which includes any Ordinary Shares issued on exercise of the Warrants) of the Company, and (ii) warrants to purchase up to 5% of the Ordinary Shares sold pursuant to the Registration Statement at an exercise price of 120% of the price of the Ordinary Shares offered pursuant to the Registration Statement (the “Warrants”), on the terms and conditions set out in the underwriters warrant agreement between the Company and the relevant underwriter (the “Warrant Agreement”).

For the purposes of giving this opinion, we have examined a copy of each of (i) the Registration Statement, and (ii) the form of the Warrant Agreement (the “Documents”). We have also reviewed (1) the currently adopted amended and restated memorandum and articles of association of the Company, (2)  the unanimous written resolutions of the directors of the Company dated 14 August 2019 and unanimous written resolutions of the members of the Company dated 14 August 2019 (the “Resolutions”) (3) the latest drafts of the amended and restated memorandum of association and the amended and restated articles of association of the Company proposed to become effective prior to the closing of the Company’s initial public offering of Ordinary Shares (the “Listing M&As”), (4) a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 20 March 2020 (the “Certificate Date”), and (5) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us, (d) that the resolutions contained in the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that the Listing M&As will become effective prior to the closing of the Company’s initial public offering of Ordinary Shares, (f) that the Company will have sufficient unissued authorised capital to effect the issue of any Ordinary Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Warrants, (g) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (g) that upon issue of any Ordinary Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (h) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission, (i) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under the Warrant Agreements, and the due execution and delivery thereof by each party thereto; (j) no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Ordinary Shares or purchase any Warrants; (k) that on the date of entering into any Warrant Agreement, the Company is and after entering into such Warrant Agreement, or effecting any issue of Ordinary Shares thereunder, will be able to pay its liabilities as they become due; and (l) that neither the Company nor any of its shareholders is a sovereign entity of any state and none of them is a subsidiary, direct or indirect, of any sovereign entity or state.

The term “enforceable” as used in this opinion means that an obligation is of a type which the courts of the Cayman Islands enforce. It does not mean that those obligations will be enforced in all circumstances in accordance with the terms of the Documents. In particular, the obligations of the Company under the Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Cayman Islands court if and to the extent they constitute the payment of an amount which is in the nature of a penalty; (e) may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction; and (f) may be subject to the common law rules (in accordance with the principles laid down in Houldsworth v City Glasgow Bank and Liquidators (1880) 5 App. Cas. 317). Notwithstanding any contractual submission to the jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the Documents if there are other proceedings in respect of those Documents simultaneously underway against the Company in another jurisdiction.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Law (the “Law”), a company is deemed to be in good standing if all fees and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

2.	When issued and paid for as contemplated by the Registration Statement, the Ordinary Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.	Upon the due issuance of any Warrants, and payment of the consideration therefor, such Warrants will be validly issued and will constitute valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforcement of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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